                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ____________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                  JUNE 5, 1995
                                 Date of Report
                       (Date of earliest event reported)


                         LANDMARK GRAPHICS CORPORATION
               (Exact name of registrant as specified in charter)


         DELAWARE                           0-17195             76-0029459
 (State or other jurisdiction             (Commission          (IRS Employer
of incorporation or organization)         File Number)       Identification No.)


                              15150 MEMORIAL DRIVE
                                 HOUSTON, TEXAS
                    (Address of principal executive offices)

                                   77079-4304
                                   (Zip Code)

                                 (713) 560-1000
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 5, 1995, Landmark Graphics Corporation (the "Registrant"), purchased all of the issued and outstanding capital stock of GeoGraphix, Inc., a Colorado corporation ("GeoGraphix"), pursuant to a Stock Purchase Agreement, dated May 24, 1995 (the "Stock Purchase Agreement"), among the Registrant, GeoGraphix, and all of the shareholders of GeoGraphix. As a result of such acquisition (the "GeoGraphix Acquisition"), GeoGraphix became a wholly-owned subsidiary of the Registrant.

         In connection with the GeoGraphix Acquisition, the Registrant issued a total of 653,718 shares (the "Shares") of its common stock, par value $.05 per share, in exchange for all of the issued and outstanding shares of common stock of GeoGraphix (the "Geographix Common Stock") in a business combination to be accounted for as a pooling of interests. The number of Shares to be issued was determined by negotiation between the Registrant and GeoGraphix. Prior to commencing negotiation of the Stock Purchase Agreement, there was no material relationship between (i) the Registrant, any of its affiliates, any of its officers or directors, or any associate of such officers and directors, and
(ii) GeoGraphix or the shareholders of GeoGraphix.

         Pursuant to a Registration Rights Agreement, dated June 5, 1995, the Registrant has granted the former shareholders of GeoGraphix the right to require the Registrant to register their resale of the Shares under the Securities Act of 1933, as amended, and applicable state securities laws.

         GeoGraphix, based in Denver, Colorado, develops, markets, sells and supports a variety of computer software products for geoscientists and engineers based on the Windows and Windows NT platforms. GeoGraphix's product families include (i) GeoGraphix Exploration System (GES) - geoscientific data management and mapping; (ii) Jaguar - petroleum engineering and economic forecasting; (iii) QLA 2 - petrophysical well log analysis; and (iv) Lease Map
- - petroleum land management. GeoGraphix markets its products and services to both larger multi-national and smaller independent oil and gas companies. GeoGraphix sells its products through direct sales in the U.S. and internationally, as well as through selected distributors in certain international markets. Prior to the GeoGraphix Acquisition, there was no public market for the securities of GeoGraphix.

         GeoGraphix's products are designed to aid in geoscientific data management and mapping, petroleum engineering and economic forecasting, petrophysical well log analysis, and petroleum land management. GES is an integrated set of modules which provide analysis and data management associated with exploration and reservoir characterization, including well and seismic data management, base mapping, surface and fault modeling, cross sectioning, and volumetric estimation. The Jaguar engineering system provides a suite of petroleum engineering applications which include functions for estimating production decline, recoverable reserves, economic forecasting and reservoir volume. The QLA 2 petrophysical system delivers well log data processing, cross-plotting and display facilities. LeaseMap provides data management and mapping functionality to assist the land professional in managing producing and prospective properties.

         The Registrant's current intention is to conduct business in substantially the same manner as it has been conducted in the past.


ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

         (A)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                          It is impracticable to provide the required financial
                 statements of GeoGraphix at this time and, accordingly, this information is not attached as a part of this report. The required financial statements of GeoGraphix will be filed within 60 days of the due date of this report.

         (B)     PRO FORMA FINANCIAL INFORMATION.

                          It is impracticable to provide the required pro forma
                 financial information at this time and, accordingly, this information is not attached as a part of this report. The required information will be filed within 60 days of the due date of this report.

         (C)     EXHIBITS.

         (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

                 2.1 Stock Purchase Agreement, dated May 24, 1995, by and among Landmark Graphics Corporation, GeoGraphix, Inc., and all of the shareholders of GeoGraphix, Inc.


         (99)    Additional Exhibits

                 99.1 Registration Rights Agreement, dated as of June 5, 1995, among Landmark Graphics Corporation and the former shareholders of GeoGraphix, Inc.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                LANDMARK GRAPHICS CORPORATION




Date:  June  19, 1995                           By:  /s/ William H. Seippel
                                                     William H. Seippel
                                                     Vice President, Finance and
                                                     Chief Financial Officer

                               INDEX TO EXHIBITS


Exhibit
  No.                                     Description
- -------                                   -----------
 2.1                      Stock Purchase Agreement, dated May 24, 1995, by and
                          among Landmark Graphics Corporation, GeoGraphix,
                          Inc., and all of the shareholders of GeoGraphix, Inc.


99.1                      Registration Rights Agreement, dated as of June 5,
                          1995, among Landmark Graphics Corporation and the former shareholders of GeoGraphix, Inc.
